Exhibit 99.1

SHARES FOR SERVICES AGREEMENT

This SHARES FOR SERVICES AGREEMENT (this “Agreement”) is entered into as of the 23rd day of December, 2024, by and between FOXO Technologies, Inc., a Delaware corporation (“FOXO”), and Mitchell Silberberg & Knupp LLP (“MSK”).

WHEREAS, MSK has previously provided legal services to FOXO and currently has an agreed upon balance due from FOXO in the aggregate amount of $1,515,993 (the “Outstanding Balance”); and

WHEREAS, FOXO wishes to pay the Outstanding Balance by issuing 1,311.70 shares of Series D Cumulative Redeemable Preferred Stock (“Payment Shares”) pursuant to the Certificate of Designation filed with the Secretary of State of Delaware with the same rights and privileges offered to other Series D shareholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the MSK and FOXO hereby agree as follows:

SECTION 1: ISSUANCE OF THE PAYMENT SHARES

1.1 Issuance of the Payment Shares. Upon execution of this Agreement, FOXO shall issue the Payment Shares to MSK, which Payment Shares shall be fully vested, fully paid and non-assessable in full satisfaction of the Outstanding Balance.

1.2 Stock Ledger Recording. FOXO will record the issuance of the Payment Shares on its stock ledger or with FOXO’s transfer agent of record the in the name of Mitchell Silberberg & Knupp LLP.

1.3 Registration Rights. Concurrently with this Agreement, FOXO shall enter into a Registration Rights Agreement with MSK which provides for the registration of the underlying common shares issuable to MSK upon the conversion of the Payment Shares.

SECTION 2: REPRESENTATIONS AND WARRANTIES OF MSK

MSK hereby represents and warrants to FOXO as follows:

2.1 Issuance of Payment Shares as Full Satisfaction. Upon the receipt of the Payment Shares, MSK agrees and acknowledges that the Outstanding Balance shall be deemed to be fully satisfied and no other payment shall be due from FOXO.

2.2 Accredited Investor. MSK is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended because it is an entity that otherwise meets the definition of “accredited investor” set forth in Rule 501(a).

2.3 Restricted Securities. The Payment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. MSK understands that the issuance of the Payment Shares is intended to be exempt from registration under the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations of MSK contained in this Agreement.

SECTION 3: MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflicts of laws principles thereof.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

3.4 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument. This Agreement may be executed by facsimile or pdf signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

FOXO Technologies, Inc.

By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer

MITCHELL SILBERBERG & KNUPP LLP

By:	/s/ Nimish Patel
Nimish Patel
Partner

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